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                                                                    EXHIBIT 99









                     BROWN-FORMAN OMNIBUS COMPENSATION PLAN

                            Brown-Forman Corporation

                                   May 1, 1994
        (As Amended July 24, 1995, June 15, 1999 and September 23, 1999)






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BROWN-FORMAN OMNIBUS COMPENSATION PLAN

Unless the context clearly requires otherwise, references to "Sections" and "Articles" are to sections and articles of this plan, and capitalized terms have the meaning assigned to them below. All references to statutes or regulations mean those statutes or regulations as amended from time to time, and any successors to those statutes or regulations.

ARTICLE 1 - ESTABLISHMENT, OBJECTIVES, AND DURATION

     1.1 ESTABLISHMENT: Brown-Forman Corporation, a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Brown-Forman Omnibus Compensation Plan" (the "Plan"), as set out in this document. The Plan permits the Plan Administrator to grant Awards (as defined below).

     1.2 OBJECTIVES: The Plan's objectives are:

         (a) to optimize the Company's profitability and growth through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's shareholders;

         (b) to provide Participants with an incentive for excellence in individual performance;

         (c) to promote teamwork among Participants;

         (d) to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success; and

         (e) to allow Participants to share in the Company's success.

     1.3 DURATION: Subject to:

         (a) approval by the Company's shareholders; and

         (b) the Board's right to amend or terminate the Plan at any time pursuant to Article 12, the Plan shall take effect as of the Effective Date, and remain in effect until Participants have bought or acquired all Shares subject to the Plan. The Plan Administrator may not, however, grant any Awards under the Plan on or after April 30, 2005.


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ARTICLE 2 - DEFINITIONS

Whenever used in the Plan, the following terms shall have the following meanings:

         2.1 "ADJUSTED MARKET VALUE" is defined in Section 11.3(b).

         2.2 "ANNUAL INCENTIVE AWARD" means a short-term incentive Award granted under Article 6.

         2.3 "AWARD" means, individually or collectively, a grant under this Plan of Annual Incentive Awards and/or Long Term Incentive Awards.

         2.4 "AWARD AGREEMENT" means an agreement entered into by the Company and a Participant setting forth the terms applicable to Awards granted under this Plan.

         2.5 "AWARD OPPORTUNITY" means the total Award that a Participant may earn under the Plan, as established by the Plan Administrator.

         2.6 "BASE PERIOD" means the three-month period ending three months prior to the first date on which a Potential Change in Control occurs.

         2.7 "BASE PERIOD FAIR MARKET VALUE" means, with respect to an Option (or SAR), the average Fair Market Value per Share for each date on which Shares were traded during the Base Period, or portion of the Base Period, during which the Option (or SAR) was outstanding. If an Option (or SAR) is granted during the Restricted Period prior to a Change in Control, the Base Period Fair Market Value for the Option (or SAR) shall be its exercise price (or grant price).

         2.8 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

         2.9 "BOARD" means the Company's board of directors.

         2.10 "BOARD COMPENSATION COMMITTEE" means the members of the Board who are serving as its Compensation Committee at the time of the action to be taken, as that Committee is described in the Company's then-latest proxy statement.

         2.11 "CAUSE" means with respect to any Participant:

               (a) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board, the chief executive officer of the Company or the senior officer of the Company supervising the Participant, which demand specifically identifies the manner in which the Board, the chief executive officer of the Company or the senior officer of the Company supervising the Participant believes that the Participant has not substantially performed the Participant's duties, or




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              (b) the engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this definition, no act or failure to act on the part of the Participant shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the chief executive officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

         2.12 "CHANGE IN CONTROL" of the Company means, and shall be deemed to have occurred upon, any of the following events:

              (a) individuals who, as of June 30, 1999, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after June 30, 1999 and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

              (b) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless, following the Business Combination,

                  (1) all or substantially all of the Beneficial Owners of the combined voting power of the then Outstanding Voting Securities of the Company immediately before the Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the Outstanding Voting Securities of the corporation resulting from the Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions that they owned the Outstanding Voting Securities of the Company immediately before the Business Combination,

                  (2) no Person, excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination, beneficially owns, directly or indirectly, 20% or more of the combined voting power of the Outstanding Voting Securities of the corporation resulting from the Business Combination except to the extent that such ownership existed before the Business Combination, and



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                  (3) at least a majority of the directors of the corporation resulting from the Business Combination were Directors on the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the Business Combination; or

                  (4) the approval by the Company's shareholders of a plan of liquidation and dissolution.

         2.13 "CODE" means the Internal Revenue Code of 1986, as amended.

         2.14 "COMPANY" means Brown-Forman Corporation, a Delaware corporation, and to the extent it is appropriate in the context of the Plan provision, the Company's Subsidiaries, as well as any successor to any of such entities as provided in Section 15.4.

         2.15 "CONSTRUCTIVE DISCHARGE" means, with respect to any Participant, without the Participant's written consent:

              (a) a reduction by more than 25%, in the aggregate, in the Participant's annual salary and bonus opportunity, as in effect as of the 120th day immediately preceding the Change in Control; or

              (b) the failure to pay the Participant his salary or bonus (if any) according to the regular practices of the Company in effect for its employees at the time.

provided, however, that any of the foregoing events that is a result of an isolated and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant shall not constitute a Constructive Discharge.

         2.16 "DESIGNATED EXECUTIVE OFFICERS" means those Executive Officers designated by the Plan Administrator whose Awards will comply with Code Section 162(m).

         2.17 "DIRECTOR" means any individual who is a Board member.

         2.18 "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan.

         2.19 "EFFECTIVE DATE" means May 1, 1994.

         2.20 "EMPLOYEE" means any employee of the Company.

         2.21 "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         2.22 "EXECUTIVE OFFICER" means an Employee whom the Board has determined is an "officer" as defined in Rule 16a-1(f) under the Exchange Act, as of the date of vesting and/or payout of an Award, as applicable. Executive Officers are those Employees who are required to file reports of




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changes in beneficial ownership of Shares with the Securities and Exchange
Commission on Forms 4 and 5.

         2.23 "FAIR MARKET VALUE" means the closing sale price on the principal securities exchange on which the Shares are traded on the relevant date (or, if no Shares are traded on the relevant date, the last previous day on which a sale was reported).

         2.24 "FREESTANDING SAR" means an SAR granted independently of any Options, as described in Section 7.5.

         2.25 "INCENTIVE STOCK OPTION" or "ISO" means an option to buy Shares granted under Section 7.4 which is designated an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

         2.26 "INDEXED OPTION" means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index.

         2.27 "INSIDER" means an individual who is, on the relevant date, an officer, Director or 10% Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

         2.28 "KEY EMPLOYEE POOL" is defined in Section 4.1.

         2.29 "KEY EMPLOYEES" means all officers and other key Employees of the Company.

         2.30 "LONG TERM INCENTIVE AWARD" means a long term incentive Award granted under Article 7.

         2.31 "MARKET VALUE UNIT" or "MVU" means an Award, designated as an MVU, granted pursuant to Section 7.3.

         2.32 "NON-EMPLOYEE DIRECTOR" means a Director who is not an Employee.

         2.33 "NON-QUALIFIED STOCK OPTION" or "NQSO" means an option to buy Shares granted under Section 7.4 which is not intended to meet the requirements of Code Section 422.

         2.34 "OPTION" means an Incentive Stock Option, Indexed Option or a Non-qualified Stock Option, as described in Section 7.4.

         2.35 "OPTION PRICE" means the price at which a Participant may buy a Share under an Option.

         2.36  "OTHER EMPLOYEE POOL" is defined in Section 4.1.

         2.37  "OTHER EMPLOYEES" means all Employees who are not Key Employees.





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         2.38 "OUTSTANDING VOTING SECURITIES" means, with respect to a corporation, the then outstanding voting securities entitled to vote generally in the election of directors of the corporation.

         2.39 "PARTICIPANT" means an Employee who has outstanding an Award granted under the Plan. The term "PARTICIPANT" shall not include Non-employee Directors other than a Non-employee Director who has an outstanding Award granted while an Employee.

         2.40 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

         2.41 "PERFORMANCE PERIOD" means such period of time as determined by the Plan Administrator.

         2.42 "PERFORMANCE UNIT" means an Award granted to a Participant as described in Section 7.6.

         2.43 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Plan Administrator), and during which the Shares are subject to a substantial risk of forfeiture, as provided in Section 7.2.

         2.44 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         2.45 "PLAN ADMINISTRATOR" means:

              (a) for Designated Executive Officers, the Board Compensation Committee; and

              (b) for all other Participants, such other persons or committees appointed by the Board or the Compensation Committee, to administer the Plan with respect to grants of Awards.

         2.46 "PLAN YEAR" means the Company's Fiscal Year.

         2.47 "POTENTIAL CHANGE IN CONTROL" of the Company means, and shall be deemed to have occurred upon, any of the following events:

              (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company;

              (b) any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;




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              (c) any Person (other than the Company, a Person who as of July
1, 1999 is reporting its Outstanding Voting Securities on Schedule 13D or who subsequently files a Schedule 13D solely by virtue of acquiring Outstanding Voting Securities from such a Person under the laws of descent and distribution or upon liquidation of a trust, or a Person reporting its acquisition of Outstanding Voting Securities on Schedule 13G) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Outstanding Voting Securities of the Company; or

              (d) the Board adopts a resolution to the effect that, for purposes of this Plan, a potential Change in Control of the Company has occurred.

         2.48 "RESTRICTED PERIOD" shall mean the period beginning upon the occurrence of a Potential Change in Control and ending at the end of the twelfth month following the month in which the Potential Change in Control occurs, if a Change in Control has not occurred prior to the end of such month. Notwithstanding the foregoing, in the event of a Potential Change in Control described in Section 2.47(a), the Restricted Period shall end upon the first to occur of the end of the period described in the immediately preceding sentence or the sixtieth day following the termination of the agreement described in
Section 2.47(a). If a Change in Control occurs before the end of the twelfth month following the Potential Change in Control, the Restricted Period shall continue until all Options (and SAR's) granted after June 30, 1999 have been exercised or canceled.

         2.49 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Section 7.2.

         2.50 "RETIREMENT" shall have the meaning ascribed to such term in the Participant's governing Company sponsored retirement plan.

         2.51 "SHARES" means the shares of the Company's Class A or Class B Common Stock, or any combination of Class A or Class B Common Stock, as the Plan Administrator determines.

         2.52 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to
Section 7.5.

         2.53 "SUBSIDIARY" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company has an ownership voting interest, and which the Plan Administrator designates as a participating entity in the Plan.

         2.54 "TANDEM SAR" means an SAR granted in connection with a related Option pursuant to Section 7.5. A holder exercising a Tandem SAR must forfeit the right to buy a Share under the related Option; conversely, a holder of a Tandem SAR buying a Share under the Option will have the Tandem SAR canceled proportionately.

         2.55 "TARGET INCENTIVE AWARD" is defined in Section 5.7(c).

Additional definitions related to performance measures appear in Section 8.4.




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ARTICLE 3 - ADMINISTRATION

     3.1 THE PLAN ADMINISTRATOR:

         (a) Disinterested Administration: For Executive Officers, the Plan Administrator shall be a committee comprising Directors who are eligible to administer the Plan pursuant to Rule 16b-3(c)(2) under the Exchange Act. If for any reason such committee does not qualify to administer the Plan as contemplated by Rule 16b-3(c)(2) of the Exchange Act, however, the Board may appoint a new committee so as to comply with Rule 16b-3(c)(2).

         (b) Code Compliance: Awards to Designated Executive Officers must be administered by a committee that consists of members who are "outside directors" under Code Section 162(m).

         (c) Awards to Participants other than Executive Officers: For Participants other than Executive Officers, the Plan Administrator shall be the Board's Management Compensation Review Committee, with the assistance of the Corporate Compensation Department, or such other committees, corporate departments, or persons as the Board may from time to time determine.

     3.2 AUTHORITY: Except as limited by law or by the Company's Certificate of Incorporation or By-laws, and subject to the Plan's terms, the Plan Administrator shall have full power to:

         (a) select Participants;

         (b) name Designated Executive Officers;

         (c) determine the sizes and types of Awards;

         (d) determine the terms and conditions of Awards in a manner consistent with the Plan;

         (e) construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees;

         (f) establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees;

         (g) (subject to Article 11 and Article 12) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the Plan Administrator's discretion;

         (h) determine the length of the Performance Period for Executive Officers;

         (i) determine the length of the Performance Period(s); and




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             (j) make all other determinations which may be necessary or advisable to administer the Plan as it applies to Employees.

         3.3 DECISIONS BINDING: All determinations and decisions made by the Plan Administrator pursuant to the Plan and all related Board orders and resolutions shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4 - SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

         4.1 SHARES AVAILABLE FOR GRANTS: Subject to adjustment as provided in
Section 4.4, the number of Shares or share equivalents (Award units whose underlying value is based on Shares) reserved for issuance to Participants under the Plan shall be 3,400,000. The Shares and share equivalents available for issuance to Participants as of September 1, 1999, shall be divided into a pool of 2,750,000 available for awards granted on or after that date to Key Employees (the "Key Employee Pool") and a pool of 650,000 available for awards granted on or after that date to Other Employees (the "Other Employee Pool"), subject in each case to adjustment pursuant to Section 4.4 after September 1, 1999.

         4.2 DESIGNATED EXECUTIVE OFFICER MAXIMUMS: Unless and until the Plan Administrator determines that an Award to a Designated Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards:

             (a) Shares: For any Plan Year, any Designated Executive Officer may receive, pursuant to an Award, Shares, MVU's, stock Options and/or SAR's for no more than 110,000 Shares in the aggregate.

             (b) Cash: The maximum aggregate cash award with respect to Annual Incentive Awards in any Plan Year which may be made to any Designated Executive Officer shall be $1,200,000. The maximum aggregate cash award with respect to cash pay-outs of long term Awards in any Plan Year which may be made to any Designated Executive Officer shall be $700,000.

         4.3 LAPSED AWARDS: If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason (except the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award shall be available for the grant of another Award under the Plan, except that this provision shall not be executed to increase the maximum number of authorized shares under Section 4.2(a). Without limiting the generality of the foregoing, if such cancellation, termination, expiration or lapse occurs on or after September 1, 1999, then; (i) if such Award was granted before September 1, 1999, or was granted on or after that date to a Key Employee, such Shares shall be added back to the Key Employee Pool and (ii) if such Award was granted on or after September 1, 1999, to an Other Employee, such Shares shall be added back to the Other Employee Pool.

         4.4 ADJUSTMENTS IN SHARES AUTHORIZED: If the Company's capitalization changes for a reason such as:





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         (a) a stock split;

         (b) a corporate transaction such as a merger, consolidation, separation (including a spin-off), or other distribution of the Company's stock or property;

         (c) a reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368); or

         (d) a partial or complete liquidation of the Company,

the Plan Administrator shall then adjust the number and class of Shares which may be delivered under Sections 4.1 and 4.2 and the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as it deems appropriate and equitable to prevent dilution or enlargement of rights -- but the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5 - ELIGIBILITY AND PARTICIPATION

     5.1 EMPLOYEE ELIGIBILITY: Participation in this Plan is open to all Key Employees and Other Employees of the Company, as the Plan Administrator determines, including Employees who are Directors and Employees who reside in countries other than the United States of America.

     5.2 NON-EMPLOYEE ELIGIBILITY: Directors who are not Employees may elect to defer compensation as described in Section 10.2, but may not otherwise participate in the Plan.

     5.3 ACTUAL PARTICIPATION: The Plan Administrator may from time to time select, from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award Opportunity and Award.

     5.4 EMPLOYMENT:

         (a) Rights Not Affected: Nothing in the Plan shall interfere with or limit in any way the Company's right to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the Company's employ.

         (b) Transfer Not Termination: A transfer of a Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Plan Administrator may, subject to Section 12.3, make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

         (c) Transfer Between Key and Other Employee: A transfer of a Participant from a Key to an Other or Other to Key, position, shall not be deemed to be a termination of employment. Upon such transfer, the Plan Administrator may, subject to Section 12.3, make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.




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             (d) No Right to Award: An Employee's status as an Employee confers no right on that Employee to receive an Award under this Plan, or, having received any Award, to receive a future Award.

         5.5 PRO RATA PLAN YEAR OR PERFORMANCE PERIOD PARTICIPATION: The Plan Administrator may allow Employees other than Designated Executive Officers who become eligible after the Plan Year or Performance Period begins to participate under this Article on a pro rata basis. Such situations include, but are not limited to:

             (a) new hires;

             (b) the promotion of an Employee from a position which did not previously meet the eligibility criteria; or

             (c) the transfer of an Employee from an affiliate which does not participate in the Plan.

         5.6 CHANGE IN POSITION:

             (a) If, during a Plan Year or Performance Period, a Participant other than a Designated Executive Officer changes employment positions to one which corresponds to a level of Award Opportunity different than that existing on the first day of such Plan Year or Performance Period, the Participant's Award Opportunity may be adjusted by the Plan Administrator to reasonably reflect the appropriate level of the Participant's Award Opportunity for the entire Plan Year or Performance Period.

             (b) Except as provided in Section 12.3, the Plan Administrator may not adjust the Award Opportunity of a Designated Executive Officer.

         5.7 AWARD OPPORTUNITIES:

             (a) Timing: As soon as practicable in each Plan Year or Performance Period, the Plan Administrator shall establish an Award Opportunity for each Participant. As soon as is necessary to comply with Code Section 162(m), the Plan Administrator shall establish an Award Opportunity for each Designated Executive Officer.

             (b) Measures: An Award Opportunity shall be a function of one or more performance measures and goals selected by the Plan Administrator, and shall reflect the Participant's job responsibilities and opportunity and authority to affect overall financial results. For Designated Executive Officers, the Plan Administrator can apply performance measures only as set out in Article 8.

             (c) Alignment: Except as provided by Section 12.3, the Plan Administrator shall align the potential levels of achievement of the performance goals with the Award Opportunities (the "Target Incentive Award"), such that the level of achievement of the pre-established performance goals at the end of the Plan Year or Performance Period will determine the final Award amounts.





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         5.8 AWARD DETERMINATIONS:

             (a) At the end of each Plan Year or Performance Period, the Plan Administrator shall certify, in writing, the extent to which the performance goals have been achieved for Designated Executive Officers.

             (b) After that, the final Award shall be computed for each Participant as determined by the Plan Administrator according to the pre-established performance measures and goals and the requirements of this Plan.

             (c) Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the applicable pre-established corporate, division, business unit, and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan.

             (d) For Designated Executive Officers, the final Award determination shall be solely a function of the degree to which the pre-established performance measures and goals have been achieved -- but the Plan Administrator may adjust such final Award determinations downward.

ARTICLE 6 - ANNUAL INCENTIVE AWARDS

         6.1 PAYMENT OF AWARDS:

             (a) Awards shall be paid in cash within 90 calendar days after the end of each Plan Year.

             (b) No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific Company asset. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

         6.2 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT:

             (a) If a Participant's employment is terminated by reason of Disability, Retirement, involuntary termination other than for Cause, or death, the Plan Administrator may prorate the final Award determination made pursuant to Section 5.8. The prorated payout shall be based upon the length of time that the Participant participated in the Plan during the Plan Year and the level of achievement of applicable performance goals. Such prorated Award shall be permitted for Designated Executive Officers only to the extent permitted in
Section 12.3.

             (b) The final Award determined pursuant to this Section shall be paid in cash, within 90 calendar days following the end of the Plan Year in which employment termination occurs or such other date as determined by the Plan Administrator.





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         6.3 TERMINATION OF EMPLOYMENT FOR OTHER REASONS: If a Participant's
employment is terminated before the end of the Plan Year for any reason other than those reasons described in Section 6.2 (including for reason of a leave of absence granted by the Company), the Participant shall forfeit all of the Participant's rights to a final Award for the Plan Year then in progress. The Plan Administrator may, however, pay a prorated final Award for the portion of the Plan Year that the Participant was employed by the Company, computed as determined by the Plan Administrator. Such prorated Award shall be permitted for Designated Executive Officers only to the extent permitted in Section 12.3.

ARTICLE 7 - LONG TERM INCENTIVE AWARDS

         7.1 GENERALLY:

             (a) Grant of Awards: Subject to Article 4, the Plan Administrator, at any time and from time to time, may, in its discretion, grant or award Options, MVU's, Restricted Stock, Freestanding SAR's, Tandem SAR's, Performance Units, cash, or any combination thereof to Participants in such amounts as the Plan Administrator shall determine. The Plan Administrator may apply Performance Periods and performance measures, and may set threshold, target, and maximum goals for each type of Award, as it chooses.

             (b) Source of Shares: The source of Shares delivered to Participants under this Plan shall be limited to Shares purchased by the Company from time to time for the purpose of funding the operation of this Plan. The Company shall maintain a separate accounting of Shares purchased for this purpose.

             (c) Termination of Employment: Each Participant's Award Agreement shall set out the extent to which the Participant may (as the case may be):

                 (1) receive unvested Restricted Shares;

                 (2) receive the value of MVU's or Performance Units;

                 (3) exercise Options;

                 (4) exercise SAR's; or

                 (5) receive payment in cash;

following termination of employment with the Company and/or its Subsidiaries. If a Designated Executive Officer retires holding Shares of Restricted Stock which qualify for the Performance-Based Exception, however, those Shares shall vest on the schedule set when they were granted and not sooner.

         Such provisions shall be determined in the Plan Administrator's sole discretion, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards granted or issued pursuant to this Article, and may reflect distinctions based on the reasons for termination of employment.

             (d) Other Restrictions: Subject to Article 8, the Plan Administrator may impose such other conditions and/or restrictions on any Long-Term Incentive Awards granted pursuant to the Plan as the Plan Administrator deems advisable, including time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

         7.2 RESTRICTED STOCK:

             (a) Award Agreement: Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other terms as the Plan Administrator shall determine.

             (b) Non-Transferability: Except as provided in this Article, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the applicable Period of Restriction established by the Plan Administrator and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Plan Administrator and set out in the Award Agreement. During a Participant's lifetime, only that Participant may exercise any rights with respect to the Restricted Stock granted to that Participant.

             (c) Other Restrictions on Restricted Stock:

                 (1) The Company shall keep custody of the certificates representing Shares of Restricted Stock until all conditions and/or restrictions applicable to such Shares have been satisfied.

                 (2) Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

                 (3) For the Plan Year ending April 30, 1995, the number of shares of Restricted Stock to be awarded under this Section shall not exceed the maximum number that could have been awarded under the Brown-Forman Corporation Restricted Stock Plan in effect on April 30, 1994, and the conditions imposed with respect to such shares shall not result in compensation payable under any Award that exceeds the compensation that would have been payable under the terms of the Brown-Forman Corporation Restricted Stock Plan in effect on April 30, 1994.

             (d) Voting Rights: During the Period of Restriction, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

             (e) Dividends and Other Distributions:

                 (1) During the Period of Restriction, Participants holding Shares of Restricted Stock may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Plan Administrator may apply any restrictions to the dividends that it deems appropriate.

                 (2) Without limiting the generality of the preceding paragraph, if the grant or vesting of Restricted Shares granted to a Designated Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Plan Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

                 (3) If any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

         7.3 MARKET VALUE UNITS ("MVU'S"):

             (a) Award Agreement: Each MVU grant shall be evidenced by an Award Agreement that shall specify the duration of the MVU, the number of Shares on which the MVU grant is based, and such other terms as the Plan Administrator shall determine.

             (b) Non-Transferability: Except as provided in this Article, the MVU's granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated until specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Plan Administrator and set out in the Award Agreement. During a Participant's lifetime, only that Participant may exercise any rights with respect to the MVU's granted to that Participant.

             (c) Dividends and Other Distributions:

                 (1) During the MVU's duration, Participants holding MVU's may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Plan Administrator may apply any restrictions to the dividends that it deems appropriate.

                 (2) Without limiting the generality of the preceding paragraph, if the grant or vesting of MVU's granted to a Designated Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Plan Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such MVU's, such that the dividends and/or the MVU's maintain eligibility for the Performance-Based Exception.

                 (3) If any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the duration of the MVU's with respect to which the dividend is paid.

             (d) Payment of MVU Amount:

                 (1) Upon vesting of MVU's, a Participant shall be entitled to receive payment from the Company for the Fair Market Value of a Share multiplied by the number of MVU's vesting.

                 (2) The Plan Administrator may allow for payment upon MVU vesting to be in cash, in Shares of equivalent value, or in some combination of cash and Shares.

         7.4 STOCK OPTIONS:

             (a) Award Agreement: Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option's duration, the number of Shares to which the Option pertains, and such other terms as the Plan Administrator shall determine. The Award Agreement shall also specify whether the Option is intended to be an ISO, Indexed Option, or an NQSO, and what Performance Period (if any) applies. Even if an Option is designated as an ISO, it shall be treated as an NQSO to the extent the Fair Market Value of the Shares with respect to which ISO's are exercisable for the first time by any Participant exceeds $100,000.

             (b) Option Price and Duration: The Option Price for each grant of an Option under this Plan shall be at least 100% of the Fair Market Value of a Share on the date the Option is granted. Options may be Indexed Options. Each Option granted to an Employee shall expire as the Plan Administrator shall determine at the time of grant -- but no Option shall be exercisable later than the tenth anniversary of its grant.

             (c) Exercise of Options: Options granted under this Section shall be exercisable at such times and be subject to such restrictions and conditions as the Plan Administrator shall in each instance approve, which need not be the same for each grant or for each Participant.

             (d) Payment:

                 (1) Options granted under this Section shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

                 (2) The Option Price upon exercise of any Option shall be payable to the Company in full either:

                     (A) in cash or its equivalent, or

                     (B) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (but only if the Shares which are tendered have been held by the Participant for at least six months before their tender to satisfy the Option Price); or

                     (C) by a combination of (A) and (B).

                 (3) The Plan Administrator also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Plan Administrator determines to be consistent with the Plan's purpose and applicable law.

                 (4) As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares bought under the Option(s).

             (e) Restrictions on Share Transferability: The Plan Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

             (f) Non-transferability: Except as otherwise provided in an Award Agreement, (1) During a Participant's lifetime, only the Participant may exercise any Option granted to such Participant, (2) Participants may not sell, pledge, assign, or otherwise alienate their Options, and (3) Participants may transfer Options only by will or by the laws of descent and distribution.

         7.5 STOCK APPRECIATION RIGHTS ("SAR'S"):

             (a) Award Agreement: Each SAR grant shall be evidenced by an Award Agreement specifying the grant price, the SAR's duration, and such other terms as the Plan Administrator shall determine.

             (b) Grant Prices and Duration of SAR's: The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of the SAR grant. The grant price of Tandem SAR's shall equal the Option Price of the related Option. The term of an SAR granted under the Plan shall be determined by the Plan Administrator -- but such term shall not exceed ten years.

             (c) Exercise of Tandem SAR's:

                 (1) Tandem SAR's may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

                 (2) Notwithstanding any other contrary Plan provision, with respect to a Tandem SAR granted in connection with an ISO:

                     (A) the Tandem SAR will expire no later than the expiration of the underlying ISO;

                         (B) the payout value with respect to the Tandem SAR may
not exceed 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and

                         (C) the Tandem SAR may be exercised only when the Fair
Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

                 (d) Exercise of Freestanding SAR's: Freestanding SAR's may be exercised upon whatever terms and conditions the Plan Administrator imposes upon them.

                 (e) Payment of SAR Amount:

                     (1) Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                         (A) the difference between the Fair Market Value of a
Share on the date of exercise and the grant price; by

                         (B) the number of Shares with respect to which the SAR
is exercised.

                     (2) The Plan Administrator may allow for payment upon SAR exercise to be in cash, in Shares of equivalent value, or in some combination of cash and Shares.

                 (f) Rule 16b-3 Requirements: Notwithstanding any other Plan term, the Plan Administrator may impose such conditions on exercise of an SAR (including limiting the exercise to specified periods) as may be required to comply with Section 16 of the Exchange Act.

                 (g) Non-transferability: Except as otherwise provided in an Award Agreement:

                     (1) During a Participant's lifetime, only the Participant may exercise any SAR granted to such Participant.

                     (2) Participants may not sell, pledge, assign, or otherwise alienate their SAR's.

                     (3) Participants may transfer SAR's only by will or by the laws of descent and distribution.

         7.6 PERFORMANCE UNITS:

             (a) Award Agreement: Each Performance Unit grant shall be evidenced by an Award Agreement specifying an initial value for each Performance Unit as of its grant date, as well as performance goals which will determine the number and/or value of Performance Units that will be paid out to the Participant at the end of the Performance Period. Performance goals may be based on the performance of: the Company; its Shares; any of its divisions, subsidiaries, or other business units; or any combination of such performance measures.

             (b) Form and Timing of Payment of Performance Units:

                 (1) The Plan Administrator may allow for payment of Performance Units to be in cash, in Shares of equivalent value, or in some combination of cash and Shares.

                 (2) Payment of earned Performance Units shall be made as soon as practicable following the close of the applicable Performance Period.

                 (3) The Plan Administrator may allow Participants to elect to defer the receipt of Performance Unit pay-outs upon such terms as the Plan Administrator deems appropriate, as long as Participants make such deferral elections before the relevant Performance Period begins.

             (c) Non-transferability: Except as otherwise provided in an Award
Agreement:

                 (1) During a Participant's lifetime, only the Participant or the Participant's legal representative may exercise any Plan rights related to Performance Units.

                 (2) Participants may not sell, pledge, assign, or otherwise alienate their Performance Units.

                 (3) Participants may transfer Performance Units only by will or by the laws of descent and distribution.

         7.7 CASH PAYMENT OF AWARDS OTHERWISE PAYABLE IN SHARES: The Plan Administrator may allow for payment of a Long Term Incentive Award otherwise payable in Shares to be paid in cash. Such a cash equivalent Award shall be:

             (a) computed as the value of the Participant's long-term bonus opportunity at the end of the Performance Period, adjusted for the actual performance results; and

             (b) paid to the Participant upon vesting after the end of the Performance Period.

ARTICLE 8 - PERFORMANCE MEASURES

         8.1 GENERALLY: As soon in each Fiscal Year as is necessary to comply with Code Section 162(m), the Plan Administrator shall establish performance goals for each Plan Year and Performance Period for each type of Award to be awarded or granted under this Plan. The goals may be expressed as a percentage of corporate, division, business unit, and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan -- but all such goals applicable to Designated Executive Officers shall qualify for the Performance-Based Exception under Code Section 162(m) unless and until the Plan

Administrator determines that, pursuant to Section 12.3, one or more Award need not qualify for the Performance-Based Exception.

         8.2 PERFORMANCE THRESHOLD: The Plan Administrator may establish minimum levels of performance which must be achieved during a Plan Year or Performance Period before any Awards shall be paid to Participants. Such minimum levels of performance may be expressed as a percentage of corporate, division, business unit, and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan. The Plan Administrator will certify in writing prior to grant or payment of any Award to a Designated Executive Officer that the performance goals and other material terms of the Award were satisfied, to the extent such certification is required by the Performance-Based Exception.

         8.3 MAXIMUM AWARDS: Subject to Section 4.1, the Plan Administrator may establish guidelines governing the maximum Awards that Participants may earn (either in the aggregate, by employee class, or among individual Participants) during each Plan Year or Performance Period. Such guidelines may be expressed as a percentage of corporate, division, business unit, and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan. Subject to Sections 4.1 and 4.2, the Plan Administrator will establish a Maximum Award for each type of Award granted to a Designated Executive Officer for each Plan Year or Performance Period.

         8.4 PERFORMANCE MEASURES FOR DESIGNATED EXECUTIVE OFFICERS: Unless and until the Plan Administrator proposes for shareholder vote and shareholders approve a change in the general performance measures set out in this Article, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Designated Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be based on one or more of the following alternatives, as chosen by the Plan Administrator, except that, unless otherwise required to satisfy the Performance-Based Exception, the Plan Administrator shall not be required to establish performance measures with respect to the grant of a stock Option or SAR if the exercise price equals or exceeds the Fair Market Value of the underlying Shares on the date of grant:

             (a) "EARNINGS PER SHARE," as reported in the Company's annual report, adjusted to reflect predetermined excluded items pre-established pursuant to Code Section 162(m).

             (b) "BUSINESS VALUE ADDED" is a measure based on Adjusted Net Income, for the Plan Year or Performance Period, minus the cost of Average Capital Employed. For the purposes of this definition:

                 (1) Adjusted Net Income is defined to mean after-tax net income adjusted for after-tax interest income and expense and any other predetermined excluded items pre-established pursuant to Code Section 162(m); and

                 (2) Average Capital Employed is defined to mean total assets, reduced by non-interest bearing liabilities and any other predetermined excluded items pre-established pursuant to Code Section 162(m), averaged over an appropriate period.

             (c) "RETURN ON INVESTMENT" is a measure based on Bonus Operating Income, after tax, divided by Average Invested Capital. For the purposes of this definition:

                 (1) Bonus Operating Income is defined to mean operating income adjusted for managerial bonus expense and any other predetermined excluded items pre-established pursuant to Code Section 162(m); and

                 (2) Average Invested Capital is defined to mean total assets reduced by non-interest bearing liabilities and any other predetermined excluded items pre-established pursuant to Code Section 162(m), averaged over an appropriate period.

         Business Value Added and Return on Investment may be based on the performance of the Company or on one or more of its Subsidiaries, divisions, or other business units.

         8.5 PERFORMANCE MEASURES FOR OTHER PARTICIPANTS: For Participants other than Designated Executive Officers, the Plan Administrator may approve and adopt either the performance measures set out in Section 8.4 or other performance measures without obtaining shareholder approval.

         8.6 ADJUSTMENTS: The Plan Administrator may adjust the compensation payable upon the attainment of the pre-established performance goals, but the Plan Administrator may not adjust upward any Awards which are designed to qualify for the Performance-Based Exception, and which are held by Designated Executive Officers.

         8.7 OTHER CHANGES: If applicable tax and/or securities laws change to permit Plan Administrator discretion to change the governing performance measures without obtaining share-holder approval of such changes, the Plan Administrator may make such changes without obtaining shareholder approval. In addition, if the Plan Administrator determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Plan Administrator may make such grants without satisfying the requirements of Code
Section 162(m).

ARTICLE 9 - BENEFICIARY DESIGNATION

         9.1 Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid if the Participant dies before receiving any or all of such benefit.

         9.2 Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.

         9.3 Absent such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 10 - DEFERRALS AND SPECIAL AWARDS/GRANTS

         10.1 BY EMPLOYEES: The Plan Administrator may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Awards, the exercise of an Option or SAR, or the lapse or waiver of restrictions with respect to Restricted Stock or MVU's. If any such deferral election is required or permitted, the Plan Administrator shall establish rules and procedures for such payment deferrals. Such rules and procedures shall be consistent with the provisions of Code
Section 162(m) where applicable.

         10.2 BY NON-EMPLOYEE DIRECTORS: Each non-Employee Director may elect to receive payment in Shares for all or any part of Director's retainer and/or committee fees for service on the Board and any of its committees. The amount of Shares then issuable shall be based on their Fair Market Value on the dates such retainer fees are otherwise due and payable to the Non-Employee Director. The Company shall deliver certificates evidencing such Shares promptly following such date. An election under this Section must be delivered in writing to the Company's Secretary at least six months before the payment date, and must be irrevocable.

         10.3 SPECIAL AWARDS/GRANTS: The Plan Administrator may, in its discretion, approve a grant of Options, MVU's, Restricted Stock, Freestanding SAR's, cash and/or Tandem SAR's to an employee as may be recommended, from time to time.

ARTICLE 11 - CHANGE IN CONTROL

         11.1 TREATMENT OF OUTSTANDING AWARDS MADE BEFORE JULY 1, 1999: Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

              (a) Any and all Options and SAR's granted shall become immediately exercisable, and shall remain exercisable throughout their entire term.

              (b) Any restriction periods and restrictions imposed on Restricted Shares or MVU's shall lapse.

              (c) The target payout opportunities attainable under all outstanding Awards shall be deemed to have been earned through the effective date of the Change in Control. The vesting of all Awards shall be accelerated as of the effective date of the Change in Control, and the Company shall pay out in cash to Participants within 30 days following the effective date of the Change in Control a pro rata portion of all targeted cash payout opportunities associated with outstanding Awards, based on the number of complete and partial calendar months within the Performance Period which had elapsed as of such effective date; provided, however, that no pay-outs will be accelerated based on Awards granted less than six months before the effective date of the Change in Control.

              (d) Subject to Article 12, the Plan Administrator may modify the Awards as determined by the Plan Administrator to be appropriate before the effective date of the Change in Control.

         11.2 TREATMENT OF OUTSTANDING AWARDS MADE AFTER JUNE 30, 1999:
Notwithstanding anything in this Plan to the contrary, with respect to Awards granted after June 30, 1999, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

              (a) Any and all Options and SAR's granted shall become immediately vested and non-forfeitable upon the occurrence of the Change in Control; provided, that such Options and SAR's shall become exercisable pursuant to their original vesting schedule, notwithstanding any earlier termination of employment of a Participant, except that if within one year following a Change in Control, a Participant's employment is terminated by the Company without Cause or by the Participant within 60 days after the Participant becomes aware of an event constituting a Constructive Discharge, upon the effective date of such employment termination, the Participant's Options and SAR's shall become immediately exercisable and shall remain exercisable until 30 days following the original scheduled vesting date of such Options and SAR's. If a Participant is no longer an Employee as of the original vesting date under the vesting schedule for an Option or SAR, and has not terminated employment under one of the circumstances described in the immediately preceding sentence, the Participant's Option and SAR shall nonetheless become exercisable on the original vesting date and remain exercisable for 30 days following the original vesting date.

              (b) If within one year following a Change in Control, a Participant's employment is terminated by the Company without Cause or by the Participant within 60 days after the Participant becomes aware of an event constituting a Constructive Discharge, upon the effective date of such employment termination:

                  (1) any restriction periods and restrictions imposed on Restricted Shares or MVU's granted to a Participant shall lapse,

                  (2) the Target Incentive Awards attainable under all outstanding Awards of the Participant shall be deemed to have been earned, and

                  (3) the vesting of all outstanding Awards of the Participant shall be accelerated, and the Company shall pay out in cash to the Participant within 30 days following the effective date of the employment termination a pro rata portion of all Target Incentive Award cash payout opportunities associated with outstanding Awards, based on the number of complete and partial calendar months within the Performance Period which had elapsed as of such effective date. This subparagraph (b) shall not apply to Options and SAR's.

         11.3 TREATMENT OF OUTSTANDING OPTION AND SAR AWARDS MADE AFTER JUNE 30, 1999 UPON A POTENTIAL CHANGE IN CONTROL. Notwithstanding anything in this Plan to the contrary, with respect to Options and SAR's granted after June 30, 1999, in the event of a Potential Change in Control, the following restrictions shall apply to any such outstanding Options and SAR's:

              (a) Except as otherwise provided in this Section 11.3, any Option (or SAR) exercised by a Participant during a Restricted Period shall be exercisable solely for a lump sum cash payment from the Company equal to the product of (i) the number of Shares for which the Option (or SAR) is being exercised, times (ii) the excess, if any, of (A) the "Adjusted Market Value" per Share of the Shares subject to the Option (or SAR), over (B) the exercise (or grant price) per Share of such Option (or SAR). The Board Compensation Committee may, in its discretion, provide the Participant with Shares with a Fair Market Value equal to the cash payment otherwise due upon exercise pursuant to the immediately preceding sentence, in lieu of the cash payment. This Section 11.3(a) shall not be applicable if the Fair Market Value per Share is less than the Adjusted Market Value per Share of the Shares subject to an Option (or SAR) upon the date a Participant exercises a Stock Option (or SAR), unless the Board Compensation Committee specifically determines it to be applicable in its sole discretion.

              (b) For purposes of this Section 11.3, "Adjusted Market Value" shall mean the Base Period Fair Market Value as adjusted, on a pro rata monthly basis at the beginning of each month, from the end of the Base Period (the date of grant for Options (and SAR's) granted during the Restricted Period prior to a Change in Control shall be the end of the Base Period for such Options and SAR's) until the exercise date of the Option (or SAR), by the greater of (i) 5% per year or (ii) the percentage increase (or decrease) in the S&P 500 composite index for the previous calendar month.

              (c) This Section 11.3 shall continue to apply following a Change in Control; provided, that in the event that in connection with a Change in Control, Shares are converted into or exchanged for cash, or for securities that are not publicly traded, the Company shall, immediately before such Change in Control, set aside in an escrow account for the benefit of each Participant an amount equal to the potential cash payment (under subparagraph (a) above) for the Participant, with such escrow amount to be adjusted on a quarterly basis following the Change in Control to provide for sufficient funding to pay such amounts to Participants.

         11.4 ACCELERATION OF AWARD VESTING: Notwithstanding any provision of this Plan or any Award Agreement provision to the contrary, other than during a Restricted Period or in anticipation of the occurrence of a Potential Change in Control or of a Change in Control, the Plan Administrator may at any time accelerate the vesting of any Award granted under the Plan to a Participant, including without limitation acceleration to such a date that would result in said Awards becoming immediately vested.

         11.5 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE IN CONTROL
PROVISIONS: Sections 11.2, 11.3, 11.4, 11.5, and any other provisions of the Plan that would materially impact the operation or intent of Sections 11.2, 11.3, 11.4 and 11.5, shall not be amended by the Board or waived by the Company in a manner favorable to Participants without approval by more than 75 percent of the combined voting power of the Outstanding Voting Securities of Brown-Forman Corporation; provided, that if following a Change in Control, Brown-Forman Corporation (or its successor corporation) is not a publicly-traded corporation, and is a direct or indirect subsidiary of a publicly-traded corporation, the shareholder approval required by this Section 11.5 must be approval by more than 75 percent of the combined voting power of the Outstanding Voting Securities of the publicly-traded corporation that is the direct or indirect parent of Brown-Forman Corporation (or its successor corporation). Notwithstanding the foregoing, the Board Compensation Committee may, in its discretion, waive the effect of Section 11.3 following a Potential Change in Control described in
Section 2.47; provided, that, the waiver must by approved by the Board Compensation Committee prior to the occurrence of a Change in Control. Notwithstanding any other Plan term or any Award Agreement term, this Article may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award already granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

     11.6 OPTIONAL GROSS-UP FOR EXCISE TAXES: If, for any reason, any part or all of the amounts payable to a Participant pursuant to this Plan (or otherwise, if the Company or any of its Subsidiaries pays amounts after there has been a Change in Control) are deemed to be "excess parachute payments" within the meaning of Code Section 280G(b)(1), the Plan Administrator may, in its sole discretion, provide in the Award Agreement that the Company shall pay to such Participant, in addition to any other amounts the Participant may be entitled to receive pursuant to this Plan, an amount which after all Federal, state, and local taxes (of whatever kind) imposed on the Participant with respect to such amount are subtracted therefrom, equals the excise taxes imposed on such excess parachute payments under Code Section 4999.

ARTICLE 12 - AMENDMENT, MODIFICATION, AND TERMINATION

     12.1 GENERALLY:

          (a) Except as limited by the provisions of Section 11.5 above, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part -- but no amendment needing shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act shall be effective unless such amendment shall be approved by the requisite vote of Company shareholders entitled to vote on it.

          (b) Except as provided by the Plan or by the terms of an Award, the Plan Administrator may not cancel outstanding Awards and issue substitute Awards without the written consent of the Participant holding such Award.

     12.2 OUTSTANDING AWARDS: No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Award under the Plan without the written consent of the Participant holding such Award.

     12.3 COMPLIANCE WITH CODE SECTION 162(M): At all times when Code Section 162(m) applies, all Awards granted to Designated Executive Officers under this Plan shall comply with its requirements, unless the Plan Administrator expressly determines that compliance is not desired with respect to any Award or Awards available for grant under the Plan. In addition, such Award(s) need not comply if changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, in which case the Plan Administrator may, subject to this Article, make any adjustments it deems appropriate. However, an Award made available for grant to a




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Designated Executive Officer as performance-based cannot be replaced by a non-performance-based Award if performance goals are not achieved, nor can the characterization of an Executive Officer as a Designated Executive Officer, once made, be changed for a given Performance Period.

ARTICLE 13 - WITHHOLDING

     13.1 TAX WITHHOLDING: The Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     13.2 SHARE WITHHOLDING: With respect to withholding required upon the exercise of Options or SAR's, upon the lapse of restrictions on Restricted Stock, the payment of MVU's, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Plan Administrator, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, shall be made in writing, shall be signed by the Participant, and shall be subject to any restrictions or limitations that the Plan Administrator deems appropriate.

ARTICLE 14 - INDEMNIFICATION

     14.1 GENERALLY: The Company shall indemnify and hold harmless each current and former Director against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Director in connection with or resulting from any claim, action, suit, or proceeding to which such Director may be a party or in which such Director may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such Director in settlement thereof, with the Company's approval, or paid by such Director in satisfaction of any judgment in any such action, suit, or proceeding against such Director -- but only if such Director gives the Company an opportunity, at its own expense, to handle and defend the same before such Director undertakes to handle and defend it personally.

     14.2 NON-EXCLUSIVITY: This right of indemnification shall not exclude any other indemnification rights to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 15 - LEGAL CONSTRUCTION

     15.1 SEVERABILITY: If any Plan section is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.




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     15.2 REQUIREMENTS OF LAW: The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     15.3 SECURITIES LAW COMPLIANCE: With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3. To the extent any Plan provision or action by the Plan Administrator fails to so comply, it shall be deemed void, to the extent permitted by law and deemed advisable by the Plan Administrator.

     15.4 SUCCESSORS: All Company obligations under the Plan with respect to Awards granted shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the Company's business and/or assets.

     15.5 GOVERNING LAW: To the extent not preempted by Federal law, the Plan, and all agreements made under it, shall be construed in accordance with and governed by the laws of the State of Delaware.




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